Exhibit 21.1

KING POWER INTERNATIONAL GROUP CO., LTD.
SIGNIFICANT SUBSIDIARIES AND
JURISDICTIONS OF INCORPORATION

         Name                   Jurisdiction of Incorporation   Percentage Owned

King Power Tax Free
Co., Ltd.                                   Thailand                   99.94%

King Power Duty Free
Co., Ltd.                                   Thailand                   94.95%

King Power International Group
(Thailand) Co., Ltd.                        Thailand                   99.93%

PART IV

ITEM 14  EXHIBITS AND REPORTS ON FORM 8-K

A)       All Financial Statement
B)       Financial Statement Schedule II
C)       Exhibits